Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (No. 33-49023) on Form S-8 of VF Corporation of our report dated June 19, 2008, with respect to the financial statements and supplemental schedule of VF Corporation Retirement Savings Plan for Hourly Employees included in the Annual Report (Form 11-K) as of December 31, 2007 and 2006, and for the year ended December 31, 2007.
/s/ Dixon Hughes PLLC
Winston-Salem, North Carolina
June 19, 2008

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